UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported): August 15, 2007

                                  NEOSTEM, INC.
                   (Exact name of registrant as specified in its charter)


          Delaware               0-10909              22-2343568
      (State or Other          (Commission           (IRS Employer
      Jurisdiction of          File Number)         Identification No.)
      Incorporation)

         420 Lexington Avenue, Suite 450
               New York, New York                           10170
------------------------------------------------------------------------
(Address of principal executive offices)                 (Zip Code)

             Registrant's telephone number, including area code: (212) 584-4180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01.  Other Events.

Effective as of August 15, 2007, NeoStem, Inc. (the "Company") entered into a Master Services Agreement (the "services agreement") with New England Cryogenic Center, Inc. ("NECC"), pursuant to which NECC will provide processing and cryogenic storage services for adult stem cells ("ASCs") collected by the Company. This strategic alliance with NECC, one of the largest cryogenic laboratories, will provide increased processing and storage capacity, redundancy of storage and an expanded Northeast presence as the Company continues to expand its services and Physician's Network in the United States. The services agreement is for an initial term of five years, with automatic renewal for consecutive two year periods at the end of the initial term. The parties will enter into a statement of work for each specific project to be performed by NECC under the services agreement, with the responsibilities of the parties, specific fees for processing and cryogenic storage and expense reimbursement to be agreed upon in each statement of work. The services agreement contains standard confidentiality and mutual indemnification provisions. The Company generally retains the rights to all inventions and intellectual property developed during the course of performance of a project under the services agreement, and NECC is bound by certain non-competition provisions during the term of the services agreement and for two years thereafter. Either party may terminate the services agreement upon 180 days' written notice prior to the end of the then current term, or at any time upon certain uncured events of default. NECC will continue to store ASCs for not less than 12 months from the date of any termination so as to enable the Company to make appropriate arrangements for replacement of processing and storage services. Effective as of August 15, 2007, the parties have entered into the first statement of work under the services agreement pursuant to which NECC is to provide processing and cryogenic storage at its FDA registered and licensed facility in Newton, Massachusetts.



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                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NEOSTEM, INC.



                                       By:   /s/ Catherine M. Vaczy
                                             ----------------------
                                             Catherine M. Vaczy
                                             Vice President and General Counsel


Dated:  October 11, 2007